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Exhibit 10.1

THE ANDREW CORPORATION
STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

As approved by the Board of Directors of
Andrew Corporation on November 13, 1997 and by the
Stockholders of Andrew Corporation on February 10, 1998
As amended by the Board of Directors on November 18, 1999
As further amended by the Board of Directors on November 14, 2002 and ratified by the Stockholders on February 11, 2003

ANDREW CORPORATION
STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

1.
Name and Identity of the Plan. This instrument and the plan set forth herein shall be known as the Andrew Corporation Stock Option Plan for Non-Employee Directors (hereinafter called the "Plan").

2.
Definitions. As used herein, the following terms shall have the meanings indicated below, unless the context shall give a clear meaning to the contrary:

(a)
"Company" shall mean Andrew Corporation, a Delaware corporation.

(b)
"Board" shall mean the Board of Directors of the Company.

(c)
"Stockholders" shall mean the stockholders of the Company.

(d)
"Eligible Director" shall mean a member of the Board who is not, and has not at any time within the preceding three years, been an officer or employee of the Company or any of its subsidiaries or affiliates.

(e)
"Administrator" shall mean the Chief Financial Officer of the Company, or such other officer as may be designated by the Board.

(f)
"Beneficiary" shall mean a person or entity (including a trust or the estate of the Optionee) designated by the Optionee to succeed to any rights that he or she may have in Optionsat the time of death. No such designation, or any revocation or change thereof, shall be effective unless made in writing by the Optionee on a form provided by the Administrator and delivered to the Administrator prior to the Optionee's death. If, on the death of the Optionee, there is no living person or entity in existence so designated, the term "Beneficiary" shall mean the legal representative of the Optionee's estate.

(g)
"Change-in-Control" shall mean any of the following: (i) the merger or consolidation of the Company with any other corporation following which the holders of Common Stock immediately prior thereto hold less than 60% of the outstanding common stock of the surviving or resulting entity; (ii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iii) any person or group of persons acting in concert, or any entity, becomes the beneficial owner, directly or indirectly, of more than 20% of the outstanding Common Stock; or (iv) those individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") cease for any reason to constitute more than 50% of the Board. For purposes of the foregoing, a new director will be considered an Existing Director if the election, or nomination for election by the Company's stockholders, of such new director was approved by a vote of a majority of the Existing Directors. No individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened election contest subject to Rule 14a-11 under the Securities Exchange Act of 1934 or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board, including by reason of any agreement intended to avoid or settle any election proxy contest.

  (h)
  "Common Stock" shall mean the common stock, $.01 par value, of the Company.

  (i)
  "Disability" shall mean eligibility for Social Security disability benefits based upon a determination by the Administrator that the condition arose prior to termination of the Optionee as a director of the Company.

  (j)
  "Market Value" shall mean, as of any date, the average of the high and low sale prices of the Common Stock on such date as reported on the Nasdaq National Market system or, if no such sales were reported for such date, on the next preceding date for which such sales were reported.

  (k)
  "Option" shall mean an option granted under the Plan to an Eligible Director for the purchase of shares of Common Stock.

  (l)
  "Optionee" shall mean the recipient and holder of an Option.

  (m)
  "Retirement" shall mean the cessation of an Optionee's service as a director of the Company after the third anniversary of the Stockholders' meeting at which he or she was first elected to the Board.

        As used herein, the singular shall include the plural and vice versa, and words used in any gender shall include all genders, unless the context shall give a clear meaning to the contrary.

3.
Purpose of the Plan. The purpose of the Plan is to encourage the highest level of director performance by providing to Eligible Directors the opportunity to acquire a proprietary interest in the Company's success and progress through the purchase of Common Stock.

4.
Administration of the Plan. The Plan shall be administered by the Administrator. Subject only to the express restrictions, limitations and directions of other provisions of the Plan, the Administrator shall have sole, absolute and full authority and power: (a) to interpret the Plan; (b) to establish, amend and rescind rules and regulations relating to the Plan; and (c) to do such other things and make such other determinations, decisions and interpretations as he or she deems necessary or advisable to carry out the purposes of the Plan and its orderly administration. All actions, determinations, decisions and interpretations taken and made by the Administrator shall be final and conclusively binding on all persons whomsoever.

5.
Stock Subject to the Plan. The aggregate number of shares of Common Stock which may be purchased by exercise of Options shall not exceed 800,000, subject to adjustment as provided in Section 7. Accordingly, at any one time the total of the number of shares of Common Stock subject to outstanding Options and the number of shares of Common Stock purchased by exercise of Options shall not exceed 800,000, subject to such adjustment. If any Option expires or terminates without having been exercised in full, the unpurchased shares which were subject thereto, unless the term of the Plan has expired or it has been terminated, shall become available for grant of other Options. Shares purchased by exercise of Options may be authorized but unissued shares or issued shares held in treasury.

6.
Grant of Options. Each Eligible Director shall receive an automatic Option grant on the date of the first meeting of the Board following each annual meeting of Stockholders of the Company. The annual Option granted to each Eligible Director shall be for 12,000 shares of Common Stock.

  No Option shall be granted as provided for herein if the number of shares of Common Stock then remaining available for grant is insufficient for full grant of all Options to be granted on that date pursuant to the provisions of Section 5 and this Section 6.

7.
Adjustment Provisions. In the event of any stock dividend, stock split, combination of shares or other change in respect of the Common Stock, (i) the aggregate number of shares of Common Stock then remaining available for grant of Options under the Plan and the number of shares of Common Stock then subject to each outstanding Option shall be adjusted in proportion to such change in issued shares, and (ii) the option price under each then outstanding Option shall be adjusted so that the total consideration payable to the Company upon exercise of such Option shall not be changed by reason of such change in the Common Stock. Notwithstanding the preceding sentence, the number of Option shares to be granted in any year to each Eligible Director shall be 12,000, and shall not be adjusted in accordance with this Section 7.

8.
Term of Plan. The Plan shall remain in effect until terminated in accordance with the provisions of Section 15.

9.
Option Price Under an Option. The option price for each share of Common Stock subject to an Option shall be 100% of its Market Value determined as of the date of its grant.

10.
Exercise of Options. No Option shall be exercisable during the first 12 months from and including its date of grant or later than 10 years from its date of grant. On the date of each annual meeting of Stockholders following the grant of an Option, such Option shall become exercisable for 20% of the shares of Common Stock covered thereby, until the fifth annual meeting of Stockholders following the grant of the Option, at which time such Option shall become fully exercisable. The privilege shall be cumulative and, to the extent exercisable at any time, shall be exercisable in whole or in part. In the event of a Change-in-Control, all Options shall be fully vested and exercisable during the 90 days immediately thereafter.

        An Option shall be exercised by written notice thereof given by the person entitled to exercise such Option to the Administrator. Said notice shall state the date of grant of the Option, the number of shares of Common Stock subject thereto and the number of shares of Common Stock with respect to which the Option is exercised. No such notice which is inconsistent with any provision of the option agreement or the Plan shall be effective. No such notice shall be effective unless and until the Company, in the person of the Administrator, is in receipt of full payment of the option price for the shares of Common Stock in respect of which the Option is exercised. No right (including, without limitation, the right to any dividend or to vote) with respect to such shares of Common Stock shall accrue until after the date of the stock certificate representing such shares.

        Payment of the option price may be made in cash, by delivery of whole shares of Common Stock equivalent in Market Value to the option price on the date that the written notice of exercise is delivered by the Optionee or partly in cash and partly in whole shares of Common Stock; provided that, Common Stock previously acquired from the Company may not be surrendered unless it has been held for at least six months.

11.
Non-transferability; Exceptions. Except as provided in this Section 11, no Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or under the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Optionee, only by such Optionee. Under such rules and procedures as the Administrator may establish, an Optionee may transfer his or her Option to members of the Optionee's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the Optionee does not receive any consideration for such transfer, and (iii) the

  Optionee provides such documentation or information concerning any such transfer or transferee as the Administrator may reasonably request. Any Option held by any transferees shall be subject to the same terms and conditions that applied immediately prior to its transfer. The Administrator may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable.

12.
Termination of Directorship. If an Optionee ceases to be a director by reason of Retirement or Disability, his or her Options shall be fully vested and exercisable until the earlier of five years after the date on which the Optionee ceases to be a director or the expiration of the Options' respective terms. If an Optionee ceases to be a director by reason of death, his or her Beneficiary may exercise the Options (to the extent they were vested and exercisable at the time of death) until the earlier of five years after the date of the Optionee's death or the expiration of the Options' respective terms. If an Optionee ceases to be a director of the Company for any other reason, his or her unvested Options shall continue to vest within the five-year period following his or her termination as if the Optionee had continued as a director and shall be exercisable during that period, but not later than the expiration of their terms. If the Optionee dies during such period, his or her Beneficiary may exercise the Options (to the extent they were vested and exercisable at the time of death) until the later of five years after the date on which the Optionee ceased to be a director or 12 months after the Optionee's death, but in no event later than the expiration of their terms.

13.
Option Agreements. Each Option shall be evidenced by a written option agreement signed by the Optionee and, on behalf of the Company, by the Administrator. The form of the option agreement shall be as provided by the Administrator. Each option agreement by its own express terms shall set forth: (i) the name of the Optionee, (ii) the date of the grant of the Option, (iii) the number of shares of Common Stock subject thereto, and (iv) the option price per share of Common Stock. Each option agreement shall otherwise set forth the provisions of the Plan or incorporate the same therein by reference.

14.
Conditions Upon Issuance of Shares. The Company shall have no obligation to sell, issue or deliver any shares of Common Stock pursuant to any Option or the exercise thereof if, in the opinion of counsel for the Company, the sale, issuance or delivery of such shares of Common Stock would be in violation of any provision of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended; any regulation or rule promulgated under either of said acts; any regulation, rule or requirement of any stock exchange upon which shares of Common Stock may then be listed; or any other law, regulation, rule or requirement whatever which, in the opinion of said counsel, may be applicable. In such circumstances, the Company shall be without liability for the non-sale, non-issuance and non-delivery of such shares, except for the return of any payment of the option price for such shares made by the Optionee, or any person standing in the Optionee's stead, to the Company. Without assumption of or exposure to liability for failure of accomplishment of the purpose, the Company nonetheless commits itself to a standard of reasonable care and effort for the avoidance or cure of any obstacle to the sale, issuance and delivery of shares hereunder. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant in writing at the time of such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares, and may require that shares delivered upon exercise of an Option bear an appropriate restrictive legend.

15.
Suspension, Termination, Modification, and Amendment. The Board shall have the power to suspend, terminate, revise or amend the Plan; provided that suspension, termination, revision or amendment shall be without effect on any Option previously granted and then outstanding; and further provided that, except with the approval of Stockholders, the Board may not increase the maximum number of shares of Common Stock subject to the Plan (except with respect to adjustments under Section 7).

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  Exhibit 10.1
THE ANDREW CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS As approved by the Board of Directors of Andrew Corporation on November 13, 1997 and by the Stockholders of Andrew Corporation on February 10, 1998 As amended by the Board of Directors on November 18, 1999 As further amended by the Board of Directors on November 14, 2002 and ratified by the Stockholders on February 11, 2003 ANDREW CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS